UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

_________________________

Date of Report (Date of earliest event reported): March 13, 2008

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation)	1-9533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)
9800 N.W. 41st Street, Suite 400 Miami (Address of principal executive offices)		33178 (Zip Code)

Registrant's telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation for Certain Named Executive Officers

On March 13, 2008, the Compensation Committee of the Board of Directors of World Fuel Services Corporation (the "Company") finalized the metrics for determining performance-based cash bonuses for calendar year 2008 under our 2003 Executive Incentive Plan for the named executive officers shown in the table below. The metrics provide for specified bonus amounts based on the level of net income growth achieved by the Company in calendar year 2008. The threshold, target and maximum bonus amounts are as follows:

		Potential Bonus Amounts
Name and Position	Base Salary	Threshold	Target	Maximum
Paul H. Stebbins Chairman and Chief Executive Officer	$575,000	$86,250	$575,000	$1,293,750
Michael J. Kasbar President and Chief Operating Officer	$575,000	$86,250	$575,000	$1,293,750
Ira M. Birns Executive Vice President and Chief Financial Officer	$425,000	$50,000	$200,000	$400,000
Francis X. Shea Executive Vice President and Chief Risk and Administrative Officer	$325,000	$49,000	$195,000	$488,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 19, 2008

World Fuel Services Corporation

/s/ R. Alexander Lake

R. Alexander Lake

General Counsel and Corporate Secretary